Exhibit 10.4

Asia-Pacific Business Incentive Compensation Program

Purpose:

The purpose of the Asia-Pacific Business Incentive Compensation Program (this “Plan”), is to provide an equitable and competitive compensation opportunity to certain key employees and consultants of Scientific Games Corporation, a Delaware corporation (the “Company”), who are involved in the Company’s business in China (and potentially other jurisdictions in the Asia-Pacific region) and to promote the creation of long-term value for the Company’s stockholders by directly linking Plan participants’ compensation under this Plan to the appreciation in value of such business.

Definitions:

“Asia-Pacific Business” means, from time to time, the business conducted by the Company or any of its subsidiaries in China and, to the extent designated by the Company, other jurisdictions in the Asia-Pacific region provided, however, that any business conducted in China or, to the extent designated by the Company, any other jurisdiction in the Asia-Pacific region by the Company or any of its Subsidiaries (including any Asia-Pacific Joint Venture Business) that is developed after the date the Committee adopts this Plan (e.g., new business in China for Global Draw Limited) shall be included in the definition of Asia-Pacific Business only to the extent that the Committee reasonably determines such business was developed substantially as a result of the efforts of the Participants.  For the avoidance of doubt, as of the date the Committee adopts this Plan, the Company has not designated any jurisdictions in the Asia-Pacific region other than China for purposes of determining the Asia-Pacific Business for purposes of this Plan.

“Asia-Pacific Business Attributable EBITDA” means, for any period, (i) the consolidated EBITDA of the Company and its Subsidiaries attributable to the Asia-Pacific Business (excluding the Asia-Pacific Joint Venture Business) for such period and (ii) without duplication, the Company’s (or any of its Subsidiary’s) pro rata share of the EBITDA attributable to the Asia-Pacific Joint Venture Business for such period.  For purposes of this definition, “EBITDA” shall reflect all costs and expenses attributable to the Asia-Pacific Business on a “fully loaded” basis, including, for the avoidance of doubt, all costs and expenses of the Company and its Subsidiaries allocable to the Asia-Pacific Business (including the Asia-Pacific Joint Venture Business), including, without limitation, the compensation and benefits costs of, and consulting or similar payments to, the Participants (including, for the avoidance of doubt, the accrued costs of this Plan).  For the avoidance of doubt, such costs and expenses on a “fully loaded” basis shall include all costs and expenses attributable to the Asia-Pacific Business even if such costs and expenses are included in the profit and loss statement of another (i.e., non-Asia-Pacific) business unit of the Company (e.g., costs and expenses of Global Draw Limited related to its activities in China).

“Asia-Pacific Business Liquidity Event” means (i) an initial public offering on the Hong Kong stock exchange (or other major international stock exchange) of at least 20% of the Asia-Pacific Business (measured by reference to the fully distributed equity value of the Asia-Pacific Business implied by such initial public offering) that is approved by the Board of Directors of the Company or (ii) a strategic investment pursuant to which a Person (other than, for the avoidance of doubt, the Company or a

Subsidiary thereof or a Joint Venture) acquires at least 20% of the Asia-Pacific Business (measured by reference to the equity value of the Asia-Pacific Business implied by such strategic investment) that is approved by the Board of Directors of the Company.

“Asia-Pacific Capital Expenditures” means, for any period, all expenditures by the Company or any of its Subsidiaries (other than any such Subsidiaries operating exclusively in China and/or the rest of the Asia-Pacific region comprising (in whole or in part) the Asia-Pacific Business) that are attributable to, or for the benefit of, the Asia-Pacific Business for (i) the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, (ii) the purchase or development of computer software or systems to the extent such expenditures are capitalized on the consolidated balance sheet of such Person and its Subsidiaries in conformity with GAAP and (iii) deferred installation costs.

“Asia-Pacific Dividends” means, for any period, all cash dividends actually received by the Company or any of its Subsidiaries (other than any such Subsidiaries operating exclusively in China and/or the rest of the Asia-Pacific region comprising (in whole or in part) the Asia-Pacific Business) (and, in the case of a cash dividend received by a Subsidiary that is a Joint Venture, the Company’s (or its applicable Subsidiary’s) pro rata share of such dividend) from (i) the Company’s Subsidiaries operating exclusively in China and/or the rest of the Asia-Pacific region comprising (in whole or in part) the Asia-Pacific Business or (ii) Asia-Pacific Joint Venture Business.

“Asia-Pacific Investments” means, for any period, all advances, loans, extensions of credit (by way of guaranty or otherwise) or capital contributions to, or purchases of any capital stock (or other equity interests), bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or other investments in, any Person by the Company or any of its Subsidiaries (other than any such Subsidiaries operating exclusively in China and/or the rest of the Asia-Pacific region comprising (in whole or in part) the Asia-Pacific Business) that are attributable to, or for the benefit of, the Asia-Pacific Business.

“Asia-Pacific Joint Venture Business” means, from time to time, the Company’s (or any of its Subsidiary’s) share in the Asia-Pacific Joint Ventures.

“Asia-Pacific Joint Ventures” means, from time to time, the Joint Ventures operating in China and, to the extent designated by the Company, any other jurisdictions in the Asia-Pacific region.

“Asia-Pacific Net Indebtedness” means, as of the date of determination, the sum of (i) the total Indebtedness of the Company’s Subsidiaries (excluding any Subsidiaries that are Joint Ventures) operating in China and/or any other jurisdiction in the Asia-Pacific region comprising (in whole or in part) the Asia-Pacific Business as of such date less the total amount of cash and cash equivalents held by such Subsidiaries (excluding any Subsidiaries that are Joint Ventures) as of such date, and (ii) the Company’s (or its applicable Subsidiary’s) pro rata portion of the total Indebtedness of the Asia-Pacific

Joint Ventures as of such date less the Company’s (or its applicable Subsidiary’s) pro rata portion of the total amount of cash and cash equivalents held by the Asia-Pacific Joint Ventures as of such date.

“Committee” means the Compensation Committee of the Board of Directors of the Company (or the Board of Directors of the Company).

“Company Attributable EBITDA” means (i) the actual consolidated EBITDA of the Company and its Subsidiaries (excluding any Subsidiaries that are Joint Ventures) for the fiscal year ended December 31, 2010 and (ii) without duplication, the Company’s (or its applicable Subsidiaries’) pro rata share of the EBITDA of the Joint Ventures (other than publicly traded Joint Ventures) for the fiscal year ended December 31, 2010 (in each case, calculated following the audit of the Company’s financial statements for such fiscal year).

“Company Net Indebtedness” means, as of the date of determination, the sum of (i) the total Indebtedness of the Company and its wholly owned Subsidiaries as of such date less the total amount of cash and cash equivalents held by the Company and such wholly owned Subsidiaries as of such date, and (ii) the Company’s (or its applicable Subsidiary’s) pro rata portion of the total Indebtedness of the Joint Ventures (other than publicly traded Joint Ventures, and other than Consorzio Lotterie Nazionali, Lotterie Nazionali S.r.l. or any successor thereof) as of such date less the Company’s (or its applicable Subsidiary’s) pro rata portion of the total amount of cash and cash equivalents held by the Joint Ventures (other than publicly traded Joint Ventures, and other than Consorzio Lotterie Nazionali, Lotterie Nazionali S.r.l. or any successor thereof) as of such date.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Final Appreciation Amount” means (i) in the event no Asia-Pacific Business Liquidity Event has been completed prior to the Final Trigger Date, the Final Valuation less the Initial Valuation; or (ii) in the event one or more Asia-Pacific Business Liquidity Events has been completed prior to the Final Trigger Date, (A) the product of (1) the Final Asia-Pacific Business Attributable EBITDA less the Initial Asia-Pacific Business Attributable EBITDA and (2) the applicable Final Multiple plus (B) the product of (1) the Initial Asia-Pacific Business Attributable EBITDA and (2) the lesser of (a) the applicable Final Multiple less the Initial Multiple and (b) 5.1 plus (C) the total Asia-Pacific Dividends made during the Final Measurement Period less (D) the aggregate of the Asia-Pacific Capital Expenditures and the Asia-Pacific Investments made or incurred during the Final Measurement Period less (E) the Asia-Pacific Net Indebtedness as of the Final Trigger Date.

“Final Asia-Pacific Business Attributable EBITDA” means the actual Asia-Pacific Business Attributable EBITDA for the fiscal year ended December 31, 2014 (calculated following the audit of the Company’s financial statements for such fiscal year).

“Final Incentive Compensation Pool” means an amount equal to 7.5% of the Final Appreciation Amount; provided, that, (i) in the event one or more Asia-Pacific Liquidity Events have been completed prior to December 31, 2014, such amount shall in no event exceed $50,000,000 and (ii) in the event no Asia-

Pacific Liquidity Event has been completed prior to December 31, 2014, such amount shall in no event exceed $35,000,000.

“Final Measurement Period” means the period from January 1, 2011 to the Final Trigger Date.

“Final Multiple” means (i) in the event no Asia-Pacific Business Liquidity Event has been completed prior to the Final Trigger Date and (A) in the event the Final Asia-Pacific Business Attributable EBITDA is less than or equal to $45,000,000, the Initial Multiple, (B) in the event the Final Asia-Pacific Business Attributable EBITDA is greater than $45,000,000 but is less than or equal to $55,000,000, 7.25, (C) in the event the Final Asia-Pacific Business Attributable EBITDA is greater than $55,000,000 but is less than or equal to $57,500,000, 8.0, (D) in the event the Final Asia-Pacific Business Attributable EBITDA is greater than $57,500,000 but is less than or equal to $60,000,000, 8.35 and (E) in the event the Final Asia-Pacific Business Attributable EBITDA is greater than $60,000,000, 8.35 in respect of the portion of the Final Asia-Pacific Business Attributable EBITDA up to and including $60,000,000 and 10.0 in respect of the portion of the Final Asia-Pacific Business Attributable EBITDA that is greater than $60,000,000, (ii) in the event an Asia-Pacific Business Liquidity Event contemplated by clause (ii) of the definition thereof has been completed prior to December 31, 2014 but no Asia-Pacific Business Liquidity Event contemplated by clause (i) of the definition thereof has been completed prior to December 31, 2014, the higher of (A) the applicable Final Multiple contemplated by clause (i) of this definition and (B) the highest Liquidity Event Multiple applicable to any such Asia-Pacific Liquidity Event or (iii) in the event an Asia-Pacific Business Liquidity Event contemplated by clause (i) of the definition thereof has been completed prior to December 31, 2014, (A) the equity value of the Asia-Pacific Business (measured by reference to the publicly traded stock price with respect to the Asia-Pacific Business as of December 31, 2014 (or, if such date is not a trading day, the immediately preceding trading day)) plus the Asia Pacific Net Indebtedness as of December 31, 2014 divided by (B) the Final Asia-Pacific Business Attributable EBITDA.

“Final Trigger Date” means December 31, 2014.

“Final Valuation” means an amount determined in good faith by the Committee equal to the (i) the product of (A) the Final Asia-Pacific Business Attributable EBITDA and (B) the applicable Final Multiple contemplated by clause (i) of the definition thereof (for the avoidance of doubt, calculated in accordance with clause (E) of the definition thereof in the event the Final Asia-Pacific Business Attributable EBITDA exceeds $60,000,000) plus (ii) the total Asia-Pacific Dividends made during the Final Measurement Period less (iii) the aggregate of the Asia-Pacific Capital Expenditures and the Asia-Pacific Investments made or incurred during the Final Measurement Period less (iv) the Asia-Pacific Net Indebtedness as of such date.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Indebtedness” means, with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all capital lease obligations of such Person, (vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (vii) the liquidation value of all mandatorily redeemable preferred capital stock of such Person, (viii) all guarantee or similar obligations of such person in respect of obligations of the kind referred to in clauses (i) through (vii) above and (ix) all obligations of the kind referred to in clauses (i) through (viii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien or other encumbrance of whatever nature on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Initial Asia-Pacific Business Attributable EBITDA” means the actual Asia-Pacific Business Attributable EBITDA for the fiscal year ended December 31, 2010 (calculated following the audit of the Company’s financial statements for such fiscal year).

“Initial Multiple” means (i) the equity value of the Company less the Company’s (or its applicable Subsidiary’s) pro rata portion of the equity value of the publicly traded Joint Ventures (measured by reference to the publicly traded stock price with respect to such Joint Ventures as of December 31, 2010 (or, if such date is not a trading day, the immediately preceding trading day)) plus the Company Net Indebtedness, in each case, as of December 31, 2010 divided by (ii) the Company Attributable EBITDA.

“Initial Valuation” means an amount equal (i) the product of (A) the Initial Asia-Pacific Business Attributable EBITDA and (B) the Initial Multiple less (ii) the amount of Asia-Pacific Net Indebtedness as of December 31, 2010.

“Joint Venture” means a Person (other than a wholly owned Subsidiary of the Company) in which the Company or any of its Subsidiaries holds an equity interest.

“Liquidity Event Multiple” means, with respect to an Asia-Pacific Liquidity Event, the (i) equity value of the Asia-Pacific Business implied by such Asia-Pacific Liquidity Event plus the Asia-Pacific Net Indebtedness as of the date such Asia-Pacific Liquidity Event is completed divided by (ii) the Asia-Pacific Business Attributable EBITDA for the four quarters ended immediately preceding such Asia-Pacific Liquidity Event.

“Participants” means any employee or consultant of the Company or any of its Subsidiaries that from time to time is designated by the Committee as a participant in this Plan.  The Committee agrees to consider in good faith any proposal by the Participants’ Designee with respect to the addition of new Participants (and an appropriate reallocation of the 7.5% set forth in the definition of the Final Incentive Compensation Pool).  It shall be a condition to the designation of any employee or consultant of the Company or any of its Subsidiaries as a Participant that such employee or consultant devotes all or substantially all of his or her business time working for the benefit of the Company (or its applicable Subsidiary) in China and (to the extent applicable) other jurisdictions in the Asia-Pacific region (except to the extent the Company requests such employee or consultant to devote his or her business time elsewhere for the Company).

“Participants’ Designee” means the Chief Executive Officer — Asia-Pacific Region of the Company for so long as the individual currently serving in such position serves in such position and, thereafter, a Participant designated by the Committee.

“Participant’s Percentage” means the percentage of the Final Incentive Compensation Pool to which a Participant is entitled, as determined from time to time by the Committee.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Subsidiary” means, as to any Person, (i) a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person or (ii) any other Person the accounts of which are required to be consolidated with those of such Person in such Person’s consolidated financial statements in accordance with GAAP if prepared at the date of determination.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” herein shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.

Payouts:

Subject to the terms and conditions of this Plan, within 70 days of the Final Trigger Date (the “Final Payment Date”), the Company shall pay to each Participant that is eligible hereunder for such payment an amount equal to such Participant’s Percentage of the Final Incentive Compensation Pool (if any) (in U.S. dollars)

Service Requirement:

Notwithstanding anything in this Plan or in any other agreement to the contrary, any payment to a Participant under this Plan shall be conditioned on such Participant being an employee (or consultant, as the case may be) of the Company (or its applicable Subsidiary) who devotes all or substantially all of his or her business time working for the benefit of the Company (or its applicable Subsidiary) in China and (to the extent applicable) other jurisdictions in the Asia-Pacific region at all times during the Final Measurement Period (except to the extent the Company requests such employee or consultant to devote his or her business time elsewhere for the Company) and being ready, willing and able to perform the duties contemplated by such Participant’s employment agreement (or consulting agreement, as the case may be), except in the event (i) Participant’s employment (or consultancy, as the case may be) terminates due to Participant’s death, (ii) the Company terminates Participant’s employment (or consultancy, as the case may be) due to Participant’s Total Disability, (iii) the Company terminates Participant’s employment (or consultancy, as the case may be) without Cause or (iv) in the event the term of Participant’s employment agreement (or consulting agreement, as the case may be) expires prior to the Payment Date and the Company gives written notice to the Participant that it has determined not to renew such agreement (provided that the Participant has not given written notice to the Company that he has determined not to renew such agreement and such Participant is otherwise ready, willing and able to renew such agreement on the same terms contained in such agreement) (any termination event referred to in clause (i), (ii), (iii) or (iv) above, a “Specified Termination Event”).

Notwithstanding anything in this Plan or in any other agreement to the contrary, in the event the employment (or consultancy, as the case may be) of a Participant with the Company (or its applicable Subsidiary) is terminated, such Participant shall forfeit any right to payment or other rights under this Plan including, without limitation, any payment otherwise payable on the Final Payment Date; provided, however, in the case of such termination of such Participant due to a Specified Termination Event, subject to the terms and conditions of this Plan, the Company shall pay to such Participant on the Final Payment Date an amount equal to the product of (i) such Participant’s Percentage of the Final Incentive Compensation Pool (if any) and (ii) a fraction the numerator of which is the actual number of days during the Final Measurement Period during which such Participant was an employee (or consultant, as the case may be) of the Company (or its applicable Subsidiary) and the denominator of which is 1,461,

For purposes of this Plan, “Total Disability” shall mean Participant’s (i) becoming eligible to receive benefits under any long-term disability insurance program maintained by the Company or (ii) failure to perform the duties and responsibilities contemplated under his employment agreement (or consulting agreement, as the case may be) for a period of more than 180 days during any consecutive 12-month period due to physical or mental incapacity or impairment.

For purposes of this Plan, “Cause” shall mean:  (i) gross neglect by the Participant of, or failure by or inability of the Participant to perform, the Participant’s duties under his employment agreement (or consulting agreement, as the case may be) (including failure by or inability of Participant to spend the time in the Asia-Pacific region as may be contemplated by such Participant’s employment (or consulting, as the case may be) agreement); (ii) conviction (including conviction on a nolo contendere plea) or indictment of the Participant of, or commission by the Participant of, any felony; (iii) conviction (including conviction on a nolo contendere plea) or indictment of the Participant of, or commission by the Participant of, any non-felony crime or offense involving the property of the Company or any of its subsidiaries or affiliates or evidencing moral turpitude; (iv) willful misconduct by the Participant in connection with the performance of the Participant’s duties under his employment agreement (or consulting agreement, as the case may be); (v) intentional breach by the Participant of any material provision of his employment agreement (or consulting agreement, as the case may be); (vi) violation by the Participant of a material provision of the Company’s Code of Business Conduct (either the U.S. or China version); or (vii) any other willful or grossly negligent conduct on the part of the Participant which would make the Executive’s continued employment by (or consultancy with, as the case may be) the Company materially prejudicial to the best interests of the Company.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant written notice setting forth in reasonable detail the facts and circumstances claimed as the basis for termination of Participant’s employment (or consultancy with, as the case may be) and, with respect to clauses (i), (iv), (v), (vi) and (vii) hereof, Executive shall have failed to fully cure such Cause within 30 days after receiving such notice (it being understood that the circumstances of such Cause may be such that such Cause is not fully curable).

Clawback:

Each Participant acknowledges and agrees that, notwithstanding anything contained in this Plan or any other agreement, plan or program, any payments contemplated under this Plan shall be subject to recovery by the Company under any compensation recovery or “clawback” policy, generally applicable to senior executives of the Company, that the Company may adopt from time to time, including without limitation any policy which the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Company’s common stock may be listed.

Without limiting the generality of the foregoing, such Participant acknowledges and agrees that any payments received by such Participant shall be promptly repaid to the Company in the event it is determined (pursuant to the dispute resolution procedures below, if such repayment obligation is disputed) that such Participant engaged in any conduct covered under the definition of “Cause” above.

Limits on Transferability:

Without the prior written consent of the Company, no right or interest of a Participant under this Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a designated beneficiary upon the death of a Participant.  A beneficiary, transferee, or other person claiming any rights under this Plan from or through any Participant shall be subject to all terms and conditions of this Plan (and any related agreement) applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Taxes:

The Company and any Subsidiary thereof is authorized to withhold from any payment under this Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with this Plan, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this Plan.

Limitation on Rights Conferred under Plan:

Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Participant the right to continue as a Participant or in the employ or service of the Company or a Subsidiary thereof, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time or (iii) giving a Participant any claim to be granted any award or payment under this Plan or to be treated uniformly with other Participants and employees.

Amendments; Waivers:

The Committee may amend or terminate this Plan without the consent of any Participant; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under this Plan (it being understood that any termination of this Plan shall be treated as a Specified Termination Event for purposes of this Plan for the then eligible Participants such that they will be eligible to receive the applicable payment on the Final Payment Date).  For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.  The Committee may waive any condition under this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under this Plan.  Without limiting the generality of the foregoing, the Committee may increase the percentage contemplated in the definition of Final Incentive Compensation Pool and correspondingly (i.e., on an economically equivalent basis) lower the Participants’ Percentages (e.g., if the Committee increases the percentage set forth in the definition of Final Incentive Compensation Pool to 8%, a Participant’s Percentage that was 50% of the Final Incentive Compensation Pool at 7.5% may be reduced to 46.875% of the Final Incentive Compensation Pool at 8%).

Administration; Interpretation:

Except as otherwise provided below, this Plan shall be administered by the Committee.  The Committee shall have full and final authority, in each case subject to and consistent with the provisions of this Plan, to prescribe agreements with Participants to effectuate this Plan (which need not be identical for each Participant) and rules and regulations for the administration of this Plan, construe and interpret this Plan (and any such agreements) and correct defects, supply omissions, or reconcile inconsistencies in this Plan (and any such agreements), and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of this Plan.

Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, the Participants (as well as their beneficiaries or other persons claiming rights from or through a Participant), and stockholders.

The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any Subsidiary or affiliate thereof the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, related to this Plan.  The Committee may appoint agents to assist it in administering this Plan.

Limitation of Liability:

The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary or affiliate thereof, the Company’s independent auditors, consultants or any other agents assisting in the administration of this Plan.

Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a Subsidiary or affiliate thereof acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

Section 409A:

The Company makes no representations or warranties regarding the tax implications of a Participant’s rights, and the amounts to be paid to a Participant, under this Plan, including, without limitation, under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable administrative guidance and regulations.  Each Participant’s rights, and the amounts to be paid to a Participant, under this Plan are intended to be exempt from Section 409A under the short-term deferral exception contained in Treasury Regulation 1.409A-1(b)(4) and the provisions of this Plan shall be interpreted consistent with such intent.   To the extent that any amount payable under this Plan constitutes “nonqualified deferred compensation” (as defined in Section 409A and the regulations thereunder) and subject to Section 409A, it shall be paid in a manner that will comply with Section 409A and the provisions of this Plan related to such amount payable shall be interpreted consistent with such intent. All references in this Plan to a Participant’s termination of employment (or consulting, as the case may be) arrangement shall mean his separation from service within the meaning of Section 409A and Treasury regulations promulgated thereunder.  In the event the terms of this Plan would subject a Participant to the imposition of taxes and penalties under Section 409A, the Committee may amend the terms of this Plan to avoid such Section 409A penalties, to the extent possible.  Notwithstanding any other provision in this Plan, if as of the date on which a Participant’s employment (or consultancy, as the case may be) terminates, the Participant is a “specified employee” within the meaning of Section 409A and the regulations as determined by the Committee, then to the extent any amount payable under this Plan that the Committee reasonably determines would be nonqualified deferred compensation within the meaning of Section 409A, that under the terms of this Plan would be payable prior to the six-month anniversary of the Participant’s effective date of termination, such payment shall be delayed until the earlier to occur of (i) the six-month anniversary of such termination date and (ii) the date of the Participant’s death.  Each payment made under this Plan shall be designated as a “separate payment” within the meaning of Section 409A.  For the avoidance of doubt, any payment due under this Plan within a period following an event shall be made on a date during such period as determined by the Committee in its sole discretion.

Governing Law; Dispute Resolution:

The validity, construction and effect of this Plan, any rules and regulations under this Plan, and any related agreement, shall be determined in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

Each Participant and the Company agree that, except for any claim that is non-arbitrable under applicable law, final and binding arbitration as contemplated below shall be the exclusive forum for any dispute or controversy between them arising under or in connection with this Plan.  Judgment may be entered on the arbitrators’ award in any court having jurisdiction.  For purposes of entering such judgment, each Participant and the Company hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Southern District of New York; (ii) the Supreme Court of the State of New York, New York County; or (iii) any other court having jurisdiction.  Each Participant and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which either may now or hereafter have to such jurisdiction, venue and any defense of inconvenient forum.

Any arbitration under this Plan shall be filed exclusively with, and administered by, the American Arbitration Association in New York, New York before three (3) arbitrators, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect at the time of submission to arbitration.  Each Participant and the Company agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.  The Company shall pay all costs uniquely attributable to arbitration, including the administrative fees and costs of the arbitrators.  The applicable Participant and the Company shall each pay its own costs and attorney fees, if any, unless the arbitrators rule otherwise.  Each Participant acknowledges and understands that he is giving up no substantive rights, and these dispute resolution provisions simply govern forum and administration of the applicable dispute.  The arbitrators shall apply the same standards a court would apply to award any damages, and shall have the authority to order the non-prevailing party to pay any attorney fees or costs of the prevailing party.

BY PARTICIPATING IN THIS PLAN, EACH PARTICIPANT ACKNOWLEDGES THAT THE RIGHT TO A COURT TRIAL AND TRIAL BY JURY IS OF VALUE, AND KNOWINGLY AND

VOLUNTARILY WAIVES THAT RIGHT FOR ANY DISPUTE SUBJECT TO THE TERMS OF THESE DISPUTE RESOLUTION PROVISIONS.